Exhibit 10.2

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT AND RELEASE (“Agreement”) dated as of June 10, 2009 (the "Effective Date") is made and entered into by and between:

ALPHA INTERNATIONAL MARKETING CORP , a Belize corporation having its registered office at#5 New Road, P.O. Box 388 Belize City, Belize ("ALPHA"), and

NOVEL INTERNATIONAL GROUP CORP., a Belize corporation having its registered office at#5 New Road,
P.O. Box 388 Belize City, Belize ("NOVEL"), and

QUADRA PROJECTS INC. a Nevada corporation having its office at 6130 Elton Avenue Las Vegas, Nevada 89107 (“QUADRA”).

ALPHA, NOVEL and QUADRA are sometimes collectively referred to herein as the "Parties" and each individually as a "Party."

RECITALS

WHEREAS, NOVEL and ALPHA entered into an ASSIGNMENT OF MARKETING AGREEMENT dated the 19th day of May 2009 (the “Assignment”);

AND WHEREAS as consideration of ALPHA granting the Assignment NOVEL, QUADRA issued to ALPHA, Three Million (3,000,000) common shares of its common stock.

AND WHEREAS ALPHA wishes to take back the rights granted pursuant to the marketing agreement entered into between INNOVATIONS SOLUTIONS NOW INC. and ALPHA dated the 23rd day of April 2009 (the “Agreement”) and which was assigned to NOVEL and terminate the Assignment.

AND WHEREAS NOVEL AND QUADRA agree to terminate the Assignment subject to having the consideration of NOVEL delivering back to QUADRA the Three Million (3,000,000) shares of its common stock delivered to ALPHA.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

AGREEMENT

1. Termination of Assignment. NOVEL, ALPHA and QUADRA hereby mutually agree that, as of the Effective Date, the Assignment shall be terminated and will be of no further force and effect and all rights and obligations of the Parties thereunder shall be terminated.

2. Effect of Termination. Without prejudice to the generality of clause 1 above, upon execution of this Agreement, (a) all rights, licenses and benefits granted to NOVEL under the Assignment shall forthwith revert to ALPHA; (b) NOVEL shall immediately cease to exercise or exploit any such rights, licenses or benefits and ALPHA shall immediately thereafter be entitled to grant all or any such rights, licenses or benefits to any other person; (c) NOVEL shall not thereafter use or exploit its previous connection with INNOVATION SOLUTIONS NOW INC., whether directly or indirectly; (d) NOVEL shall not at any time thereafter (i) disclose or use any confidential information relating to INNOVATION SOLUTIONS NOW INC. acquired by NOVEL during or as a result of the Assignment; (ii) make any use of any trade marks, trade names and/or logos of INNOVATION

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SOLUTIONS NOW INC. sponsors, or partners or any similar trade marks, trade names and/or logos; (iii) purport to be associated with INNOVATION SOLUTIONS NOW INC.; (d) NOVEL shall promptly return to ALPHA all property of INNOVATION SOLUTIONS NOW INC.’s within its possession, save that NOVEL will be permitted to retain such property as it demonstrates (to the ALPHA’s reasonable satisfaction) to be required by law to be maintained for records; (e) NOVEL shall execute any documents required by ALPAH to effect the termination of the Assignment to NOVEL of any rights in connection with the ALPHA and NOVEL Assignment;

3. No Other Outstanding Obligations. The Parties hereby mutually agree and acknowledge that delivery of Three Million (3,000,000) PRE-2 for 1 SPLIT common shares of the common stock of QUADRA by ALPHA to QUADRA pursuant to the terms of this Termination Agreement constitutes a full and final settlement of any and all historic and future outstanding obligations due from ALPHA under this Termination Agreement and there are no other outstanding obligations under the Assignment due or owing of or from NOVEL to ALPHA as of the effective date of this Termination Agreement.

4. Agreement Self-Executing. The Parties further agree that this Agreement shall be self-executing and the transaction contemplated herein shall be effected without the need for further documentation.

5. NOVEL AND QUADRA Release of ALPHA. NOVEL and QUADRA , on behalf of themselves, their subsidiaries, affiliates, and their respective officers, directors, agents, representatives, successors and assigns, do hereby unequivocally release and discharge ALPHA and any of its officers, directors, agents, managers, employees, representatives, legal and financial advisors, parents, subsidiaries, affiliates, sub-committee units, principals or partners, and any heirs, executors, administrators, successors or assigns of any said person or entity (the "NOVEL AND QUADRA Releasees"), from any and all actions, causes of action, claims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and liabilities whatsoever, in law, equity or otherwise (collectively, "Claims"), whether currently known or unknown, arising under, in connection with or relating to, the Assignment or the obligations contemplated thereby, any action or failure to act under the Assignment or the events leading to the termination of the Assignment.

6. ALPHA Release of NOVEL and QUADRA. ALPHA, on behalf of itself, its parents, subsidiaries, affiliates, sub-committee units, and their respective officers, directors, agents, representatives, successors and assigns, does hereby unequivocally release and discharge NOVEL and QUADRA and any of its officers, directors, agents, managers, employees, representatives, legal and financial advisors, parents, subsidiaries, affiliates, principals or partners, and any heirs, executors, administrators, successors or assigns of any said person or entity (the " QUADRA AND NOVEL Releasees"), from any and all actions, causes of action, claims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and liabilities whatsoever, in law, equity or otherwise (collectively, "Claims"), whether currently known or unknown, arising under, in connection with or relating to, the Assignment or the obligations contemplated thereby, any action or failure to act under the Assignment, or the events leading to the termination of the Assignment.

7. Waiver. Any term of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by any laws or otherwise afforded, will be cumulative and not alternative.

8. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

9. Binding Effect. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

10. Entire Agreement. This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

11. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

12. Invalid Provisions. If any provision of this Termination Agreement is held to be illegal, invalid or unenforceable under any present or future laws, and if the rights or obligations of any Party hereto under this Termination Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

13. Governing Law. (a) This Agreement shall be governed by and construed in accordance with the substantive laws of Nevada.

14. Counterparts. This Agreement may be executed via facsimile transmission and in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, QUADRA, NOVEL AND ALPHA have caused this Mutual Termination Agreement and Release to be duly executed as of the date first above written by their respective officers duly authorized.

QUADRA PROJECTS INC.

By:

Authorized Signatory____________________

ALPHA INTERNATIONAL MARKETING CORP.

By:

Authorized Signatory____________________ NOVEL INTERNATIONAL GROUP CORP.

By:

Authorized Signatory____________________